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                                                                    Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-98212) pertaining to the 1995 Stock Option/Stock Issuance Plan, Employee Stock Purchase Plan of Logic Works, Inc. of our report dated February 10, 1998, except for Note 14 as to which the date is March 14, 1998, with respect to the consolidated financial statements and schedule, included in this Annual Report (Form 10-K) of Logic Works, Inc.



                                                              Ernst & Young LLP

Princeton, New Jersey
March 25, 1998